UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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IROBOT CORPORATION
(Name of Registrant as Specified in Its Charter)

RED MOUNTAIN PARTNERS, L.P. RMCP GP LLC RED MOUNTAIN CAPITAL PARTNERS LLC RED MOUNTAIN CAPITAL MANAGEMENT, INC. WILLEM MESDAG LAWRENCE S. PEIROS
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Red Mountain Partners, L.P., together with the other participants named herein (collectively, “Red Mountain”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GREEN proxy card to be used to solicit votes for the election of its slate of two highly-qualified director nominees at the 2016 annual meeting of stockholders of iRobot Corporation, a Delaware corporation.

On May 13, 2016, Red Mountain issued the following press release, which was also posted by Red Mountain to www.iRobotproxycontest.com:

Glass Lewis Recommends that iRobot Shareholders Vote for BOTH Red Mountain’s Nominees on the GREEN Proxy

•	Glass Lewis recommends that iRobot shareholders vote the GREEN Red Mountain proxy to elect Lawrence Peiros and Willem Mesdag to the iRobot Board.

•	Glass Lewis concludes, “Red Mountain has submitted the more compelling case to investors.”

Los Angeles, CA, May 13, 2016 /Business Wire/ - Red Mountain Capital Partners LLC (“Red Mountain” or “we”), an investment management firm owning approximately 6.5% of the outstanding shares of iRobot Corporation (“iRobot” or the “Company”) (Nasdaq: IRBT), is pleased to announce that Glass Lewis & Co. (“Glass Lewis”), a leading independent proxy voting advisory firm, has recommended that iRobot shareholders vote on Red Mountain’s GREEN proxy card to elect Red Mountain’s two highly qualified nominees, Lawrence Peiros and Willem Mesdag, to the Company’s board of directors (the “Board”) at iRobot’s upcoming annual meeting of shareholders to be held on May 25, 2016.

“We are very pleased to receive Glass Lewis’ recommendation of Red Mountain’s nominees. In its detailed report, Glass Lewis concludes that iRobot shareholders would benefit from the election of Larry Peiros, an experienced consumer products executive, and me, a direct shareholder representative, to iRobot’s Board,” said Willem Mesdag, Managing Partner of Red Mountain.

Glass Lewis recommended that shareholders vote on Red Mountain’s GREEN proxy card, stating:

“…we believe investors have been presented sufficient cause to support the degree of minority change promoted by Red Mountain…”

“…we are concerned there is a substantial disconnect between external perceptions of the Company's available alternatives and management's apparent preference to, among other things, maintain relatively high expense levels despite the marked absence of compelling investor returns, hold excess cash and invest in side projects...”

Glass Lewis endorsed both of Red Mountain’s highly qualified nominees, stating:

•	With respect to Will Mesdag:

“…we expect the substance of his contribution would relate to capital allocation and cost rationalization within the Company, as well his prospective ability to act as an advocate for improved corporate governance and increased transparency.”

•	With respect to Larry Peiros:

“…we expect the primary benefit associated with his nomination relates to brand management and the effective marketing of consumer products on a global scale.”

Glass Lewis also noted that with respect to R&D spend, Red Mountain:

“…promotes only a more detailed review of R&D spend to ensure capital is being prudently allocated to core projects, rather than non-core investments such as iRobot Ventures and the Company's de-emphasized remote presence business. [Red Mountain] even acknowledges R&D spend may not need to be reduced at all -- and, in fact, may be increased -- but that any such conclusions should be predicated on long-term value generation.”

In summary, Glass Lewis stated that it is “inclined to conclude unaffiliated shareholders would benefit from a measure of change to the board at this time.”

FELLOW SHAREHOLDERS, GLASS LEWIS HAS ENDORSED RED MOUNTAIN’S URGENT CASE FOR CHANGE AT iROBOT;
IT IS TIME TO TAKE ACTION.

Vote the GREEN Red Mountain proxy card today to elect our experienced and highly qualified director nominees, Lawrence Peiros and Willem Mesdag, at iRobot’s upcoming annual meeting of shareholders to be held on May 25, 2016.

Shareholders who have questions about Red Mountain’s case for change, or require assistance in voting their GREEN proxy card, are encouraged to visit www.irobotproxycontest.com or contact Richard Grubaugh at D.F. KING & CO. at 212-493-6950 or rgrubaugh@dfking.com.

About Red Mountain Capital Partners LLC

Red Mountain was established in January 2005 by Willem Mesdag, a former partner at Goldman, Sachs & Co., to invest primarily in undervalued small cap companies and to enhance and realize shareholder value through active ownership. Red Mountain’s approach to such investments is to actively engage with management teams and boards of directors in a constructive manner to unlock value for the benefit of all shareholders. Red Mountain partners have extensive experience and a successful track record of enhancing value at portfolio companies through a combination of refocusing strategy, improving operational execution, more efficiently allocating capital and upgrading corporate governance, and currently serve on the boards of five public companies in which Red Mountain’s managed funds have substantial ownership stakes.

Investor Contact:

D.F. KING & CO.
Richard Grubaugh, 212-493-6950
rgrubaugh@dfking.com

or visit www.irobotproxycontest.com

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com

SOURCE: Red Mountain Capital Partners LLC

Additional Information

Red Mountain Partners, L.P., RMCP GP LLC, Red Mountain Capital Partners LLC, Red Mountain Capital Management, Inc., Willem Mesdag and Lawrence S. Peiros (collectively, the “Participants”) have filed a definitive proxy statement and accompanying GREEN proxy card with the SEC to be used to solicit votes for the election of Red Mountain’s slate of two highly qualified director nominees at the 2016 annual meeting of shareholders of the Company (the “Annual Meeting”). Shareholders are advised to read the definitive proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including additional information relating to the Participants. These materials and other materials filed by Red Mountain in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by Red Mountain with the SEC are also available, without charge, by calling Red Mountain’s proxy solicitor, D.F. King & Co., Inc., at its toll-free number (866) 796-1271.